Exhibit 99.1
Investor and Media Relations:	Patricia Figueroa +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results for the First Quarter of 2025

Company reports EPS of $2.20, Economic EPS of $5.20 in the first quarter

New partnerships with Verition Fund Management and Qualitas Energy, together with Q1 investment in NorthBridge Partners, further diversify AMG’s business and broaden its participation in alternatives, in line with its growth strategy
Affiliate Peppertree Capital Management to be acquired, marking culmination of AMG investment and a successful outcome for all stakeholders
Strong net client cash inflows in alternatives of approximately $14 billion, driven by both liquid alternatives and private markets
Repurchased approximately $173 million in common stock in the first quarter

WEST PALM BEACH, FL, May 8, 2025 — AMG, a strategic partner to leading independent investment management firms globally, today reported its financial and operating results for the first quarter of 2025.

Jay C. Horgen, President and Chief Executive Officer of AMG, said:
“In the first quarter, AMG reported Economic Earnings per share of $5.20, reflecting the ongoing evolution of our business and the positive impact of our disciplined capital allocation strategy. AMG's focus on investing in areas of secular demand has enhanced the Company's long-term growth prospects, and, together with our business strength and momentum, has positioned us to capitalize on the current market environment.

“AMG's proven ability to magnify the competitive advantages of partner-owned firms, while also preserving their independence, continues to differentiate our unique partnership model and is highly valued by prospective Affiliates. Since the beginning of the year, we have announced three new partnerships with firms managing alternative strategies. In February, we announced an investment in NorthBridge Partners, a private markets manager specializing in industrial logistics real estate assets. More recently, we announced two additional new partnerships with high-quality firms that have outstanding track records of performance across nearly two decades: Verition Fund Management, a premier global multi-strategy investment firm, and Qualitas Energy, a leading renewables-focused global infrastructure manager specializing in energy transition. These new partnerships enhance AMG’s exposure to secular growth areas and accelerate the evolution of our business profile, increasing our participation in liquid alternatives and private markets.

“Given the diversity of our business and the quality of our Affiliates, along with our unique partnership structure, our strong capital position, and our overall financial flexibility, AMG is well-positioned to execute our strategy across all stages of a market cycle, and we are confident in our ability to create meaningful incremental shareholder value over time.”

FINANCIAL HIGHLIGHTS	Three Months Ended
(in millions, except as noted and per share data)	3/31/2024	3/31/2025
Operating Performance Measures
AUM (at period end, in billions)	$699.4	$712.2
Average AUM (in billions)	680.0	712.1
Net client cash flows (in billions)	(3.7)	(0.4)
Aggregate fees	1,471.6	1,270.4
Financial Performance Measures
Net income (controlling interest)	$149.8	$72.4
Earnings per share (diluted)(1)	4.14	2.20
Supplemental Performance Measures(2)
Adjusted EBITDA (controlling interest)	$259.8	$228.2
Economic net income (controlling interest)	186.7	158.7
Economic earnings per share	5.37	5.20

For additional information on our Supplemental Performance Measures, including reconciliations to GAAP, see the Financial Tables and Notes.

Capital Management
During the first quarter of 2025, the Company repurchased approximately $173 million in common stock. The Company also announced a first-quarter cash dividend of $0.01 per share of common stock, payable June 2, 2025 to stockholders of record as of the close of business on May 19, 2025.

About AMG
AMG (NYSE: AMG) is a strategic partner to leading independent investment management firms globally. AMG’s strategy is to generate long‐term value by investing in high-quality independent partner-owned firms, through a proven partnership approach, and allocating resources across AMG's unique opportunity set to the areas of highest growth and return. Through its distinctive approach, AMG magnifies its Affiliates' existing advantages and actively supports their independence and ownership culture. As of March 31, 2025, AMG’s aggregate assets under management were approximately $712 billion across a diverse range of private markets, liquid alternative, and differentiated long-only investment strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay, and Presentation Information
A conference call will be held with AMG’s management at 12:00 p.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.

The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13753083. The live call and replay of the session and a presentation highlighting the Company's performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT - STATEMENT OF CHANGES (in billions)

	Alternatives		Differentiated Long-Only
BY STRATEGY - QUARTER TO DATE	Private Markets	Liquid Alternatives	Equities	Multi-Asset & Fixed Income	Total
AUM, December 31, 2024	$135.4	$140.7	$316.2	$115.6	$707.9
Client cash inflows and commitments	3.5	15.9	8.8	4.8	33.0
Client cash outflows	(0.1)	(5.7)	(22.5)	(5.1)	(33.4)
Net client cash flows	3.4	10.2	(13.7)	(0.3)	(0.4)
New investments	1.7	—	—	—	1.7
Market changes	0.4	2.4	(2.0)	(0.3)	0.5
Foreign exchange	0.3	1.5	1.7	0.2	3.7
Realizations and distributions (net)	(0.9)	(0.0)	(0.1)	(0.1)	(1.1)
Other	—	0.0	0.0	(0.1)	(0.1)
AUM, March 31, 2025	$140.3	$154.8	$302.1	$115.0	$712.2

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	3/31/2024	3/31/2025
Consolidated revenue	$499.9	$496.6

Consolidated expenses:
Compensation and related expenses	240.4	230.3
Selling, general and administrative	91.7	94.7
Intangible amortization and impairments	7.3	83.3
Interest expense	29.9	34.1
Depreciation and other amortization	3.0	2.8
Other expenses (net)	9.0	11.7
Total consolidated expenses	381.3	456.9

Equity method income (net)(3)	117.5	75.3
Investment and other income	18.0	11.6
Income before income taxes	254.1	126.6

Income tax expense	55.4	27.4
Net income	198.7	99.2

Net income (non-controlling interests)	(48.9)	(26.8)
Net income (controlling interest)	$149.8	$72.4

Average shares outstanding (basic)	32.8	29.2
Average shares outstanding (diluted)	40.1	32.6

Earnings per share (basic)	$4.56	$2.48
Earnings per share (diluted)(1)	$4.14	$2.20

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Three Months Ended
(in millions, except per share data)	3/31/2024	3/31/2025
Net income (controlling interest)	$149.8	$72.4
Intangible amortization and impairments	25.6	85.8
Intangible-related deferred taxes	16.3	(0.7)
Other economic items	(5.0)	1.2
Economic net income (controlling interest)	$186.7	$158.7

Average shares outstanding (adjusted diluted)	34.8	30.5
Economic earnings per share	$5.37	$5.20

Net income (controlling interest)	$149.8	$72.4
Interest expense	29.9	34.1
Income taxes	57.4	30.3
Intangible amortization and impairments	25.6	85.8
Other items	(2.9)	5.6
Adjusted EBITDA (controlling interest)	$259.8	$228.2

See Notes for additional information.

CONSOLIDATED BALANCE SHEETS

	Period Ended
(in millions)	12/31/2024	3/31/2025
Assets
Cash and cash equivalents	$950.0	$816.5
Receivables	409.7	581.7
Investments	595.6	592.8
Goodwill	2,504.9	2,512.5
Acquired client relationships (net)	1,777.8	1,703.9
Equity method investments in Affiliates (net)	2,246.6	2,159.5
Fixed assets (net)	57.6	56.9
Other assets	288.7	290.3
Total assets	$8,830.9	$8,714.1

Liabilities and Equity
Payables and accrued liabilities	$639.1	$665.7
Debt	2,620.2	2,620.7
Deferred income tax liability (net)	520.5	520.5
Other liabilities	402.4	442.1
Total liabilities	4,182.2	4,249.0

Redeemable non-controlling interests	350.5	366.1
Equity:
Common stock	0.6	0.6
Additional paid-in capital	733.1	667.8
Accumulated other comprehensive loss	(163.6)	(175.7)
Retained earnings	6,899.8	6,971.9
	7,469.9	7,464.6
Less: treasury stock, at cost	(4,124.6)	(4,276.4)
Total stockholders’ equity	3,345.3	3,188.2
Non-controlling interests	952.9	910.8
Total equity	4,298.2	4,099.0
Total liabilities and equity	$8,830.9	$8,714.1

Notes

(1)    Earnings per share (diluted) adjusts for the dilutive effect of the potential issuance of incremental shares of our common stock.

We assume the settlement of all of our Redeemable non-controlling interests using the maximum number of shares permitted under our arrangements. The issuance of shares and the related income acquired are excluded from the calculation if an assumed purchase of Redeemable non-controlling interests would be anti-dilutive to diluted earnings per share.

We are required to apply the if-converted method to our outstanding junior convertible securities when calculating Earnings per share (diluted). Under the if-converted method, shares that are issuable upon conversion are deemed outstanding, regardless of whether the securities are contractually convertible into our common stock at that time. For this calculation, the interest expense (net of tax) attributable to these dilutive securities is added back to Net income (controlling interest), reflecting the assumption that the securities have been converted. Issuable shares for these securities and related interest expense are excluded from the calculation if an assumed conversion would be anti-dilutive to diluted earnings per share.

The following table provides a reconciliation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

	Three Months Ended
(in millions)	3/31/2024	3/31/2025
Numerator
Net income (controlling interest)	$149.8	$72.4
Income (loss) from hypothetical settlement of Redeemable non-controlling interests, net of taxes	13.0	(3.9)
Interest expense on junior convertible securities, net of taxes	3.4	3.4
Net income (controlling interest), as adjusted	$166.2	$71.9
Denominator
Average shares outstanding (basic)	32.8	29.2
Effect of dilutive instruments:
Stock options and restricted stock units	2.0	1.3
Hypothetical issuance of shares to settle Redeemable non-controlling interests	3.6	0.4
Junior convertible securities	1.7	1.7
Average shares outstanding (diluted)	40.1	32.6

(2)    As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share. We believe that many investors use our Adjusted EBITDA (controlling interest) when comparing our financial performance to other companies in the investment management industry. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash GAAP expenses primarily related to the acquisition of interests in Affiliates and to improve comparability between periods. Economic net income (controlling interest) and Economic earnings per share are used by management and our Board of Directors as our principal performance benchmarks, including as one of the measures for determining executive compensation. These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (controlling interest), Earnings per share, or other GAAP performance measures. For additional information on our non-GAAP measures, see our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC's website at www.sec.gov.

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income and certain non-income based taxes, depreciation, amortization, impairments, gains and losses related to Affiliate Transactions, and non-cash items such as certain Affiliate equity activity, gains and losses on our contingent payment obligations, and unrealized gains and losses on seed capital, general partner commitments, and other strategic investments. Adjusted EBITDA (controlling interest) is also adjusted to include realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Under our Economic net income (controlling interest) definition, we adjust Net income (controlling interest) for our share of pre-tax intangible amortization and impairments related to intangible assets (including the portion attributable to equity method investments in Affiliates) because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. We also adjust for deferred taxes attributable to intangible assets because we believe it is unlikely these accruals will be used to settle material tax obligations. Further, we adjust for gains and losses related to Affiliate Transactions, net of tax, and other economic items. Other economic items include certain Affiliate equity activity, gains and losses related to contingent payment obligations, tax windfalls and shortfalls from share-based compensation, unrealized gains and losses on seed capital, general partner commitments, and other strategic investments, and realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, we exclude the potential shares issued upon settlement of Redeemable non-controlling interests from Average shares outstanding (adjusted diluted) because we intend to settle those obligations without issuing shares, consistent with all prior Affiliate equity purchase transactions. The potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which

Notes (continued)

could be used to repurchase shares of our common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended
(in millions)	3/31/2024	3/31/2025
Average shares outstanding (diluted)	40.1	32.6
Hypothetical issuance of shares to settle Redeemable non-controlling interests	(3.6)	(0.4)
Junior convertible securities	(1.7)	(1.7)
Average shares outstanding (adjusted diluted)	34.8	30.5

(3)    The following table presents pre-tax equity method earnings, equity method intangible amortization and impairments, and equity method income tax, which in aggregate form Equity method income (net):

	Three Months Ended
(in millions)	3/31/2024	3/31/2025
Pre-tax equity method earnings	$142.4	$99.5
Equity method intangible amortization and impairments	(20.8)	(18.6)
Equity method income tax	(4.1)	(5.6)
Equity method income (net)	$117.5	$75.3

Forward-Looking Statements and Other Matters
Certain matters discussed in this press release issued by Affiliated Managers Group, Inc. (“AMG” or the “Company”) may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, global trade tensions and changes in trade policies, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, uncertainties relating to closing of pending investments or transactions and potential changes in the anticipated benefits thereof, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, and other risks, uncertainties, and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

This press release does not constitute an offer of any products, investment vehicles, or services of any AMG Affiliate.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.